Exhibit 99.1
TELEFLEX INCORPORATED AND SUBSIDIARIES
Adjusted Statements of Income
To Reflect Discontinued Operations
(Unaudited)

	For the Year Ended December 31,
	2008	2007	2006
	(Dollars and shares in thousands, except per share)
Net revenues	$2,066,731	$1,575,082	$1,327,969
Materials, labor and other product costs	1,211,726	983,313	832,415

Gross profit	$855,005	$591,769	$495,554
Selling, engineering and administrative expenses	562,644	407,291	340,506
In-process research and development charge	—	30,000	—
Goodwill impairment	—	2,448	1,003
Restructuring and other impairment charges	27,701	7,421	19,275
Net (gain) loss on sales of businesses and assets	(296)	1,110	732

Income from continuing operations before interest and taxes	264,956	143,499	134,038
Interest expense, net	119,316	65,221	33,713

Income from continuing operations before taxes	145,640	78,278	100,325
Taxes on income from continuing operations	47,524	109,933	30,568

Income (loss) from continuing operations	98,116	(31,655)	69,757

Operating income from discontinued operations (including net (loss) gain on disposal of $(8,238), $299,456, and $182, respectively)	67,099	382,716	118,219
Taxes on income from discontinued operations	10,613	173,899	23,589

Income from discontinued operations	56,486	208,817	94,630

Net income	154,602	177,162	164,387
Less: Net income (loss) attributable to noncontrolling interest	747	525	(314)
Income from discontinued operations attributable to noncontrolling interest	34,081	30,153	25,271

Net income attributable to common shareholders	$119,774	$146,484	$139,430

Earnings per share available to common shareholders:
Basic:
Income (loss) from continuing operations	$2.46	$(0.82)	$1.76
Income from discontinued operations	$0.57	$4.55	$1.74

Net income	$3.03	$3.73	$3.51

Diluted:
Income (loss) from continuing operations	$2.44	$(0.82)	$1.75
Income from discontinued operations	$0.56	$4.55	$1.73

Net income	$3.01	$3.73	$3.49

Weighted average common shares outstanding:
Basic	39,584	39,259	39,760
Diluted	39,832	39,259	39,988

Amounts attributable to common shareholders:
Income (loss) from continuing operations, net of tax	$97,369	$(32,180)	$70,071
Discontinued operations, net of tax	22,405	178,664	69,359

Net income	$119,774	$146,484	$139,430

These discontinued operations have not historically been separately identified, consolidated and audited as presented in this schedule.
Certain financial information is presented on a rounded basis, which may cause minor differences.

TELEFLEX INCORPORATED AND SUBSIDIARIES
Adjusted Statements of Income
To Reflect Discontinued Operations
(Unaudited)

	2009 Quarters		2009 Year to Date
	March 29	June 28	June 28
	(Dollars and shares in thousands, except per share)
Net revenues	$445,825	$467,755	$913,580
Materials, labor and other product costs	255,612	264,173	519,785

Gross profit	190,213	203,582	393,795
Selling, engineering and administrative expenses	125,645	129,336	254,981
Goodwill impairment	—	6,728	6,728
Restructuring and other impairment charges	2,463	6,166	8,629
Net loss on sales of businesses and assets	2,597	—	2,597

Income from continuing operations before interest and taxes	59,508	61,352	120,860
Interest expense, net	25,184	20,538	45,722

Income from continuing operations before taxes	34,324	40,814	75,138
Taxes on income from continuing operations	9,227	6,295	15,522

Income from continuing operations	25,097	34,519	59,616

Operating income (loss) from discontinued operations (including net gain on disposal of $275,787 for the three months ended March 29 and six months ended June 28)	300,763	(27,334)	273,429
Taxes on income from discontinued operations	100,253	413	100,666

Income (loss) from discontinued operations	200,510	(27,747)	172,763

Net income	225,607	6,772	232,379
Less: Net income attributable to noncontrolling interest	236	302	538
Income from discontinued operations attributable to noncontrolling interest	9,860	—	9,860

Net income attributable to common shareholders	$215,511	$6,470	$221,981

Earnings per share available to common shareholders:
Basic:

Income from continuing operations	$0.63	$0.86	$1.49
Income (loss) from discontinued operations	$4.80	$(0.70)	$4.10

Net income	$5.43	$0.16	$5.59

Diluted:
Income from continuing operations	$0.62	$0.86	$1.48
Income (loss) from discontinued operations	$4.78	$(0.70)	$4.08

Net income	$5.40	$0.16	$5.56

Weighted average common shares outstanding:
Basic	39,692	39,717	39,704
Diluted	39,876	39,921	39,899

Amounts attributable to common shareholders:
Income from continuing operations, net of tax	$24,861	$34,217	$59,078
Discontinued operations, net of tax	190,650	(27,747)	162,903

Net income	$215,511	$6,470	$221,981

These discontinued operations have not historically been separately identified, consolidated and audited as presented in this schedule.
Certain financial information is presented on a rounded basis, which may cause minor differences.

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